Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of May 22, 2009, by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), and the investor(s) listed on the counterpart signature page(s) hereto, each of which is herein individually referred to as an “Investor” and all of which are herein collectively referred to as the “Investors.”

Background Information:

The Company proposes to issue and sell to the Investors, and the Investors propose to purchase and accept from the Company, up to an aggregate of 1,720,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The purpose of this Agreement is to set forth the terms and conditions upon which the Company will issue and sell the Shares to the Investors and the Investors will purchase the Shares from the Company, as well as certain other related matters.

NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions, and provisions hereof, the parties hereto, intending to be legally bound hereby, agree as follows:

Article 1

Purchase and Sale of Shares

Section 1.1 Sale and Issuance of Shares.

(a) On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance to the Investors of the Shares.

(b) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of Shares set forth below, such Investor’s name on such Investor’s counterpart signature page hereto for $2.965 per share (the “Purchase Price”),

Section 1.2 Closing. The consummation of purchase and sale of the Shares (the “Closing”) shall take place at the offices of the Company, located at 5215 West Laurel Street, Tampa, Florida, on May 22, 2009, or at such other time and place as the Company and the Investors acquiring in the aggregate a majority of the Shares sold pursuant to this Agreement agree upon orally or in writing (as applicable, the “Closing Date”). At the Closing, or as soon as practicable thereafter, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing or acquiring against payment of the purchase price therefore by check, wire transfer, or any combination thereof. Payment by official bank check may be delivered to Odyssey Marine Exploration, Inc., 5215 West Laurel Street, Tampa, Florida 33607, or payment may be made by wire transfer of immediately available funds to:

Fifth Third Bank
550 Kingsley Drive
Madisonville, OH 45227
ABA # 042000314
SWIFT: FTBCUS3C
For the account of:	Odyssey Marine Exploration, Inc.
Account Number: 7420836319

Article 2

Representations and Warranties

of the Company

The Company hereby represents and warrants to the Investors as follows:

Section 2.1 Organization. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company and each of its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held May 27, 2009, and the Company’s Current Reports on Form 8-K, since January 1, 2009 (collectively, the “Exchange Act Documents”), and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

Section 2.2 Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Shares shall be fully paid and nonassessable.

Section 2.3 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws or under the rules of The NASDAQ Stock Market.

Section 2.4 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, of which as of the date of this Agreement, 53,164,994 shares are issued and outstanding, 4,782,779 shares are reserved for issuance pursuant to the Company’s employee incentive plan or plans, and 7,747,600 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (b) 9,810,000 shares of preferred stock, of which (i) 7,340,000 shares have been designated as Series D Shares, of which 6,347,600 shares are issued and outstanding as of the date of this Agreement, and (ii) 20 shares have been designated as Series E Shares, of which 13 shares are issued and outstanding as of the date of this Agreement. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the Exchange Act Documents: (a) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (b) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (c) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (d) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act except pursuant to this Agreement; (e) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (g) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (h) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Exchange Act Documents but not so disclosed in the Exchange Act Documents, other than those incurred in the ordinary course of the Company’s or any Subsidiary’s respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 2.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents.

Section 2.6 No Violations. Neither the Company nor any Subsidiary is in violation of its articles of incorporation, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

Section 2.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 2.1, 2.12, 2.13, and 2.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents, except where the failure to currently possess such franchises, licenses, certificates or other authorizations would not reasonably be expected to have a Material Adverse Effect.

Section 2.8 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (a) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess such rights would not have a Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

Section 2.9 Exchange Act Documents; Financial Statements. As of their respective dates, the Exchange Act Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of United States Securities and Exchange Commission (the “SEC”) promulgated thereunder applicable to the Exchange Act Documents, and none of the Exchange Act Documents, at the time they were filed or are to be filed with the SEC, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

Section 2.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since December 31, 2008, there has not been (a) any material adverse change in the financial condition of the Company and its Subsidiaries considered as one enterprise, (b) any material adverse event affecting the Company or its Subsidiaries, (c) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (e) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has had a Material Adverse Effect.

Section 2.11 NASDAQ Stock Market Compliance. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed or quoted on the NASDAQ Capital Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Principal Market, nor, except as disclosed in the Exchange Act Documents, has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing.

Section 2.12 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. And, until the date on which all of the Shares have been sold pursuant to a registration statement, or Rule 144, the Company will use its commercially reasonable efforts to file with the SEC all reports it is required to file under the Exchange Act.

Section 2.13 Listing. The Company shall comply with all requirements of the Principal Market with respect to the issuance and listing of the Shares on the Principal Market.

Section 2.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

Section 2.15 Company not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 2.16 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 2.17 Contracts. The contracts described in the Exchange Act Documents that are material to the Company are in full force and effect on the date of this Agreement, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

Section 2.18 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

Section 2.19 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investors pursuant to this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

Section 2.20 Private Offering. Assuming the accuracy and correctness of the representations and warranties of the Investors set forth in Article 3 of this Agreement, the offer and sale of the Shares pursuant to this Agreement is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offer and sale of the Shares other than the documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

Section 2.21 Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (c) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

Section 2.22 Disclosure. The representations and warranties of the Company contained in this Article 2, as of the date of this Agreement and as of the Closing Date, do not and will not intentionally contain any untrue statement of a material fact or intentionally omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.23 Acknowledgment Regarding Investors’ Purchase of Shares. The Company acknowledges and agrees that, to the knowledge of the Company, each Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that no Investor is (a) an officer or director of the Company, (b) to the knowledge of the Company, an “affiliate” of the Company (as defined in Rule 144) or (c) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

Section 2.24 No Integrated Offering. None of the Company, any of its affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

Section 2.25 Disclosure of Transactions and Other Material Information. On the first business day following the date of this Agreement, the Company shall file a Current Report on Form 8 K (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the material documents (including this Agreement). Neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8 K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of any such press release or other public disclosure, each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

Section 2.26 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 2.27 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital and other general corporate purposes.

Article 3

Representations and Warranties

of the Investors

Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

Section 3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

Section 3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of such Investor to rely thereon.

Section 3.4 Investment Experience. Such Investor is a sophisticated investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

Section 3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

Section 3.6 Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act; or

(c) such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the Shares can be sold, assigned or transferred pursuant to Rule 144, Rule 144A or another exemption from registration under the Securities Act.

Section 3.8 Certain Transactions. Such Investor has not, during the seven (7) days prior to the date of this Agreement, directly or indirectly traded in the Common Stock or established any hedge or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a direct or indirect sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock by such Investor or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Section 3.9 Legend. Such Investor acknowledges and agrees that the certificates evidencing the Shares may bear the following legend:

These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.

The legend set forth above shall be removed and the Company shall issue a certificate or other instruments without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws or regulations, (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

Section 3.10 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Investor’s subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of his or her jurisdiction.

Section 3.11 Acknowledgment Regarding Investor’s Purchase of Shares. Such Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and such Investor is not (a) an “affiliate” of the Company (as defined in Rule 144) or (b) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

Article 4

Conditions to the Investors’

Obligations at Closing

The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

Section 4.1 Representations and Warranties. The representations and warranties of the Company contained in Article 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

Section 4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 4.3 Compliance Certificate. The President or other appropriate officer of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

Section 4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, sale and purchase of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

Article 5

Conditions to the Company’s

Obligations at Closing

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

Section 5.1 Representations and Warranties. The representations and warranties of the Investors contained in Article 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

Section 5.2 Payment of Purchase Price. The Investors shall have delivered the Purchase Price specified in Section 1.1(b).

Section 5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, sale and purchase of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Article 6

Miscellaneous

Section 6.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

Section 6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without reference to principles of choice or conflict of law thereunder.

Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 5215 West Laurel Street, Tampa, Florida 33607 (Facsimile 813-876-1777) and to the Investors at the addresses for such Investors on the counterpart signature page(s) hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).

Section 6.7 Expenses. Each of the parties to this Agreement shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 6.8 Indemnification by the Company. In consideration of each Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated thereby or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby by the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

Section 6.9 Indemnification by the Investors. In consideration of the Company’s execution and delivery of this Agreement and the issuance and sale of the Shares hereunder and in addition to all of each Investor’s other obligations under this Agreement, each Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by such Investor in this Agreement or any other certificate, instrument or document contemplated hereby, or (b) any breach of any covenant, agreement or obligation of such Investor contained in this Agreement or any other certificate, instrument or document contemplated thereby. To the extent that the foregoing undertaking by such Investor may be unenforceable for any reason, such Investor shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

Section 6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

Section 6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 6.12 Aggregation of Stock. All of the Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of Article 6, all Shares held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Counterpart signature page follow.]

COMPANY COUNTERPART SIGNATURE PAGE TO

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer

INVESTOR COUNTERPART SIGNATURE PAGE TO

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

WALRUS MASTER FUND LTD
(Print Name of Purchaser)

By:	/s/ Andrew Heller
Name:	Andrew Heller
Title:	COO

Address:	270 :Lafayette Street. Suite 1101
New York, NY 10012

No. Shares Purchased:	860,000
Total Purchase Price:	$2,550,000

INVESTOR COUNTERPART SIGNATURE PAGE TO

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Scoggin Capital Management LP, II
(Print Name of Purchaser)
By:	Scoggin Capital Management, LP II
By:	S&E Partners, LP its: general partner
By:	Scoggin, Inc. its: general partner

By:	/s/ Brian Gottlieb
Name:	Brian Gottlieb
Title:

Address:

No. Shares Purchased:	352,500
Total Purchase Price:	$1,045,203.50

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Scoggin International Fund Ltd
(Print Name of Purchaser)
By:	Scoggin, LLC its: investment manager

By:	/s/ Brian Gottlieb
Name:	Brian Gottlieb
Title:

Address:

No. Shares Purchased:	507,500
Total Purchase Price:	$1,504,796.50